Exhibit 10.2

Execution Version

INCREASE JOINDER NO. 1B

This INCREASE JOINDER NO. 1B, dated as of March 1, 2019 (this “Increase Joinder”), is being entered into with respect to the First Lien Term Loan Agreement, dated as of June 15, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among HORNBECK OFFSHORE SERVICES, INC., a Delaware corporation (the “Parent Borrower”), HORNBECK OFFSHORE SERVICES, LLC, a Delaware limited liability company (the “Co-Borrower”), the Lenders party thereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

A.    Section 2.09 of the Term Loan Agreement provides that Borrowers may, from time to time, request Incremental Term Commitments in an aggregate amount not to exceed the Incremental Amount subject to the terms and conditions set forth therein.

B.    The Borrowers desire to incur Incremental Term Commitments pursuant to Section 2.09 of the Term Loan Agreement in an aggregate principal amount of $50.0 million (the “No. 1 Incremental Term Commitments” and the Loans made pursuant to the No. 1 Incremental Term Commitments, the “No. 1 Incremental Term Loans”), a portion of which in an aggregate principal amount of $1,666,667 is being evidenced pursuant to this Increase Joinder (such Incremental Term Commitments, the “No. 1B Incremental Term Commitments”; the Lender providing the No. 1B Incremental Term Commitments, the “No. 1B Incremental Term Lender”; and the Loans made pursuant to the No. 1B Incremental Term Commitments, the “No. 1B Incremental Term Loans”).

C.    The No. 1B Incremental Term Lender desires to provide the No. 1B Incremental Term Commitment in the amount of $1,666,667.

D.    Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Term Loan Agreement.

In consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1.    Increase Joinder.

(a)    This Increase Joinder is an “Increase Joinder” referenced in Section 2.09(e) of the Term Loan Agreement. Borrowers, the Administrative Agent and the No. 1B Incremental Term Lender hereby agree that the No. 1B Incremental Term Commitments shall become effective upon the satisfaction of the conditions set forth in Section 3 hereof (the date on which such conditions are satisfied, the “Increase Effective Date”). On the Increase Effective Date immediately after the establishment of the No. 1B Incremental Term Commitments, the No. 1B Incremental Term Lender shall make No. 1B Incremental Term Loans to the Borrowers in the amount of its No. 1B Incremental Term Commitments. The No. 1B Incremental Term Commitments shall be decreased to $0 immediately after giving effect to the No. 1B Incremental Term Loans as contemplated by the preceding sentence.

(b)    Borrowers, the Administrative Agent and the No. 1B Incremental Term Lender hereby agree that the No. 1B Incremental Term Loans shall have terms identical to those of the Loans outstanding under the Term Loan Agreement immediately prior to the Increase Effective Date, other than to the extent set forth in any Fee Letter (the “Existing Term Loans”). After giving effect hereto on the Increase Effective Date, the No. 1B Incremental Term Loans shall be deemed to be Loans and the Loans shall be deemed increased by the amount of the No. 1B Incremental Term Loans. Without limiting the generality of the foregoing, the No. 1B Incremental Term Loans shall: (i) constitute Indebtedness and have all of the benefits thereof, (ii) have terms, rights, remedies, privileges and protections identical to those applicable to the Existing Term Loans (other than to the extent set forth in any Fee Letter) and (iii) be secured by the Liens granted to the Collateral Agent for the benefit of the Secured Parties under the Security Instruments.

(c)    All Interest Periods applicable to Existing Term Loans shall continue in effect after the Increase Effective Date. The No. 1B Incremental Term Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans, with such Borrowing to be subject to (x) Interest Periods which commence on the Increase Effective Date and end on the last day of the Interest Periods applicable to the Existing Term Loans and (y) the Adjusted LIBO Rate applicable to the Existing Term Loans. The Administrative Agent shall update the Register to account for the principal amount of the No. 1B Incremental Term Loans.

SECTION 2.    Representations and Warranties. To induce the other parties hereto to enter into this Increase Joinder, each Loan Party represents and warrants to the Administrative Agent and each Lender party hereto that, on and as of the Increase Effective Date:

(a)    such Loan Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to make, deliver and perform this Increase Joinder and (iii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Increase Joinder;

(b)    this Increase Joinder (i) has been duly executed and delivered on behalf of such Loan Party and (ii) constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, whether considered in a proceeding at law or in equity; and

(c)    the execution, delivery and performance of this Increase Joinder by such Loan Party will not result in a violation by such Loan Party of any requirement of law or any contractual obligation of such Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its Properties pursuant to any requirement of law or any such contractual obligation, other than as contemplated by the Term Loan Agreement.

SECTION 3.    Conditions Precedent. The occurrence of the Increase Effective Date is subject to the following conditions:

(a)    the Administrative Agent shall have received signature pages for this Increase Joinder from each Loan Party, HOS de Mexico II, S. de R.L. de C.V., the No. 1B Incremental Term Lenders and the Initial Lenders;

(b)    the Administrative Agent and the No. 1B Incremental Term Lenders shall have received:

(i)

a certificate of a Responsible Officer of the Parent Borrower certifying: (x) no Event of Default shall have occurred and be continuing or would exist after giving effect to the No. 1 Incremental Term Commitments and the use of proceeds of the No. 1 Incremental Term Loans and (y) after giving effect to the No. 1 Incremental Term Commitments and the use of proceeds of the No. 1 Incremental Term Loans, the representations and warranties of the Loan Parties set forth in the Term Loan Agreement and the other Loan Documents shall be true and correct in all material respects (without duplication of materiality) on and as of the Increase Effective Date with the same effect as though such representations and warranties had been made on and as of such date; provided that (a) to the extent that a representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or period, as the case may be, and (b) the representations and warranties contained in Section 7.04(a) of the Term Loan Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clause (a) of Section 8.01 of the Term Loan Agreement;

(ii)

a certificate of the secretary or an assistant secretary of each Borrower and each Guarantor setting forth resolutions of its board of directors, members or partners with respect to the authorization of such Borrower or such Guarantor to execute and deliver this Increase Joinder, the Additional Increase Joinders and to enter into the transactions contemplated hereby;

(iii)

a solvency certificate from a Responsible Officer of the Parent Borrower, in form and substance reasonably satisfactory to the No. 1B Incremental Term Lender, confirming the solvency (as contemplated in Section 7.19 of the Term Loan Agreement) of the Parent Borrower, the Co-Borrower and the Guarantors, taken as a whole, after giving effect to the transactions contemplated by this Increase Joinder and the Additional Increase Joinders; and

(iv)

an opinion of Latham & Watkins LLP, special counsel to the Borrowers and the Guarantors, an opinion of Winstead PC, special collateral counsel to the Borrowers and the Guarantors, and an opinion of Garza Tella Clyde & Co, special Mexican counsel to HOS de Mexico II, S. de R.L. de C.V., each in form and substance reasonably satisfactory to the Administrative Agent and the No. 1B Incremental Term Lender;

(c)     the Administrative Agent shall have received one or more Borrowing Requests in accordance with Section 2.03 of the Term Loan Agreement; and

(d)    Borrowers shall have paid all amounts owed pursuant to Section 12.03 of the Term Loan Agreement in connection with the provisions of the No. 1B Incremental Term Commitments.

SECTION 4.    Term Loan Agreement. Except as specifically provided hereby, the Term Loan Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the Increase Effective Date, any reference to the Term Loan Agreement in any Loan Document shall mean the Term Loan Agreement as modified hereby and any reference to a Lender shall include the No. 1B Incremental Term Lender. Except as expressly set forth in this Increase Joinder, nothing herein shall be deemed to be a waiver, amendment, modification or other change of any of the terms, conditions, obligations, covenants or agreements contained in the Term Loan Agreement or any other Loan Document (and nothing in this Increase Joinder shall entitle the Borrowers to any consent of the type contained herein) in similar or different circumstances. This Increase Joinder shall be a Loan Document for all purposes.

SECTION 5.    Applicable Law. This Increase Joinder shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

SECTION 6.    Counterparts. This Increase Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page of this Increase Joinder by facsimile or “pdf file” transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.    Reaffirmation. Notwithstanding the effectiveness of this Increase Joinder and the transactions contemplated hereby, (i) each Loan Party and HOS de Mexico II, S. de R.L. de C.V. acknowledges and agrees that each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Term Loan Agreement, as supplemented hereby) and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Loan Documents with respect to all of the Obligations.

SECTION 8.    Headings. The Section headings used herein are for convenience of reference only, are not part of this Increase Joinder and are not to affect the construction of, or to be taken into consideration in interpreting, this Increase Joinder.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Increase Joinder to be duly executed by their respective authorized officers as of the day and year first written above.

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

HORNBECK OFFSHORE SERVICES, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Increase Joinder No. 1B].

HORNBECK OFFSHORE TRANSPORTATION, LLC
HOS-IV, LLC
HORNBECK OFFSHORE TRINIDAD & TOBAGO, LLC
HORNBECK OFFSHORE OPERATORS, LLC
ENERGY SERVICES PUERTO RICO, LLC
HORNBECK OFFSHORE INTERNATIONAL, LLC
HOS PORT, LLC
HOS HOLDING, LLC
HOI HOLDING, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and
Chief Financial Officer

HOS DE MEXICO II, S. DE R.L. DE C.V.

By:	/s/ Samuel A. Giberga
Name:	Samuel A. Giberga
Title:	Vice President

[Signature Page to Increase Joinder No. 1B]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	/s/ Nicole Kroll
Name:	Nicole Kroll
Title:	Assistant Vice President

[Signature Page to Increase Joinder No. 1B]